EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities

 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
                 Report of Independent Auditors

To the Shareholders and Board of Trustees
The Gabelli Utilities Fund

In planning and performing our audit of the financial statements of The Gabelli Utilities Fund for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on internal control.

The management of The Gabelli Utilities Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of
Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Trustees of The Gabelli Utilities Fund and the Securities and Exchange
Commission and is not intended to
be and should not be used by anyone other than these specified parties.

                              ERNST & YOUNG LLP

February 7, 2003


EXHIBIT B:
The Gabelli Utilities Fund
EXHIBIT TO ITEM 77I
TERMS OF NEW OR AMENDED SECURITIES

The Gabelli Utilities Fund has issued additional classes of shares of beneficial interest and classified such shares as Class A, Class B, and Class C, respectively.


Class A Shares
FRONT-END SALES LOAD?
Yes.  The percentage declines as the amount invested increases.
CONTINGENT DEFERRED SALES CHARGE?
Yes, for shares redeemed within twenty-four months after
purchase as part of an investment greater than $2 million if no front-end sales charge was paid at the time of purchase.
RULE 12B-1 FEE
0.25%
CONVERTIBLE TO ANOTHER CLASS?
No.
FUND EXPENSE LEVELS
Lower annual expenses than Class B or Class C shares.

Class B Shares
FRONT-END SALES LOAD?
No.
CONTINGENT DEFERRED SALES CHARGE?
Yes, for shares redeemed within seventy-two months after
purchase.  Declines over time.
RULE 12B-1 FEE
1.00%
CONVERTIBLE TO ANOTHER CLASS?
Yes. Automatically converts to Class A Shares approximately ninety-six months after purchase.
FUND EXPENSE LEVELS
Higher annual expenses than Class A shares.

Class C Shares
FRONT-END SALES LOAD?
No.
CONTINGENT DEFERRED SALES CHARGE?
Yes, for shares redeemed within twenty-four months after
purchase.
RULE 12B-1 FEE
1.00%
CONVERTIBLE TO ANOTHER CLASS?
No.
FUND EXPENSE LEVELS
Higher annual expenses than Class A shares.

Each share of the classes of common stock mentioned above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as other share classes of the Gabelli Funds, except as otherwise stated above.